Exhibit 99.1

En Pointe Technologies, Inc. Announces Withdrawal of

Buyout Offer by Chief Executive Officer

Los Angeles, CA — October 10, 2003 — En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products and services, today announced that it had received written notification from Bob Din, its Chairman and Chief Executive Officer, of Mr. Din’s withdrawal of his offer to acquire the balance of the outstanding equity interests of the Company.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes — integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise, is represented nationally with a concentration in over 22 sales and service markets throughout the United States, as well as a value-added ISO 9001:2000 certified integration operation in Ontario, California. Please visit En Pointe at www.enpointe.com.

To contact En Pointe regarding any investor matters, please contact:

     Kevin Ayers

     Chief Financial Officer

     En Pointe Technologies, Inc.

     (310) 725-5200 or

     ir@enpointe.com